UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2018

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38584	26-1741721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0555

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously reported in a Current Report on Form 8-K filed on September 4, 2018, the Board of Directors (the “Board”) of Constellation Pharmaceuticals, Inc. appointed Elizabeth G. Trehu and Steven L. Hoerter to serve on the Board, effective as of September 4, 2018. At that time, Dr. Trehu and Mr. Hoerter had not been appointed to any Board committees. This Amendment No. 1 to Form 8-K is being filed to disclose that on December 14, 2018, the Board appointed Dr. Trehu to the Board’s Research and Development Committee (the “R&D Committee”) and appointed Mr. Hoerter to the Board’s Nominating and Corporate Governance Committee, in each case, effective January 7, 2019.

Effective January 7, 2019, the R&D Committee will be constituted and its members will be Dr. Trehu, James Audia and Dr. Tepper. Dr. Audia will be the chairman of the R&D Committee. The members of the R&D Committee will receive $5,000 per year for service on the R&D Committee, and the chairman of the R&D Committee will receive an additional $5,000 per year. Mr. Hoerter will replace Robert Tepper on the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION PHARMACEUTICALS, INC.

Date: December 17, 2018	By:	/s/ Jigar Raythatha
Jigar Raythatha
Chief Executive Officer